GREENLIGHT RE ANNOUNCES
SECOND QUARTER 2013 FINANCIAL RESULTS

GRAND CAYMAN, Cayman Islands - July 29, 2013 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the second quarter ended June 30, 2013. Greenlight Re reported net income of $28.5 million for the second quarter of 2013 compared to a net loss of $36.1 million for the same period in 2012. Fully diluted net income per share was $0.76 compared to a net loss per share of $0.98 for the same period in 2012.

Fully diluted adjusted book value per share was $24.20 as of June 30, 2013, an 8.3% increase from $22.34 per share as of June 30, 2012.

“We are pleased to report positive performance from both our underwriting and investing operations during the quarter,” said Bart Hedges, Chief Executive Officer of Greenlight Re. “While the reinsurance environment remains quite competitive, we continue to provide superior service and maintain strong relationships with our existing clients."

Financial and operating highlights for Greenlight Re for the second quarter ended June 30, 2013 include:

•
Gross written premiums in the second quarter of 2013 were $135.2 million, compared to $84.0 million in the second quarter of 2012; net earned premiums were $133.0 million, an increase from $130.0 million reported in the prior-year period.

•	Underwriting income of $11.7 million was reported for the second quarter of 2013, compared to underwriting income of $4.8 million in the second quarter of 2012.

•	The combined ratio for the six months ended June 30, 2013 was 98.3% compared to 100.8% for the six months ended June 30, 2012.

•
A net investment gain of 2.0% on Greenlight Re's investment portfolio managed by DME Advisors, LP was reported for the second quarter 2013. This compares to a net investment loss of 3.3% in the second quarter of 2012. For the first six months of 2013, net investment income was $85.4 million, representing a gain of 7.9%, compared to net investment income of $34.7 million during the comparable period in 2012 when Greenlight Re reported a 3.0% return.

“Our investment portfolio performed adequately during the quarter and side-stepped most of the June turbulence.” stated David Einhorn, Chairman of the Board of Directors. “Our underwriting team is actively engaged in providing excellent service to our existing clients and remains focused on identifying new profitable opportunities.”

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the second quarter of 2013 on Tuesday, July 30, 2013 at 9:00 a.m. Eastern time.  The conference call title is Greenlight Capital Re, Ltd. Second Quarter 2013 Earnings Call.

To participate, please dial in to the conference call at:

U.S. toll free             1-888-317-6016
International            1-412-317-6016

The conference call can also be accessed via webcast at:

http://services.choruscall.com/links/glre130730.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on July 30, 2013 until 9:00 a.m. Eastern time on August 7, 2013.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10030522. An audio file of the call will also be available on the Company's website, www.greenlightre.ky .

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Regulation G
Fully diluted adjusted book value per share is a non-GAAP measure and represents basic adjusted book value per share combined with the impact from dilution of share based compensation including in-the-money stock options and RSUs as of any period end. Book value is adjusted by subtracting the amount of the non-controlling interest in joint venture from total shareholders' equity to calculate adjusted book value. We believe that long term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance. In addition, fully diluted adjusted book value per share may be of benefit to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the reinsurance industry.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re's assets are managed according to a value-oriented equity-focused strategy that complements the Company's business goal of long-term growth in book value per share.

Contact:
Garrett Edson
ICR
(203) 682-8331
IR@greenlightre.ky

Media:
Brian Ruby
ICR
(203) 682-8268
Brian.ruby@icrinc.com

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2013 and December 31, 2012
(expressed in thousands of U.S. dollars, except per share and share amounts)

	June 30, 2013	December 31, 2012
	(unaudited)	(audited)
Assets
Investments
Debt instruments, trading, at fair value	$8,506	$1,763
Equity securities, trading, at fair value	912,202	1,042,715
Other investments, at fair value	93,741	133,450
Total investments	1,014,449	1,177,928
Cash and cash equivalents	177,838	21,890
Restricted cash and cash equivalents	1,226,080	1,206,837
Financial contracts receivable, at fair value	56,117	22,744
Reinsurance balances receivable	171,849	173,221
Loss and loss adjustment expenses recoverable	20,136	34,451
Deferred acquisition costs, net	63,712	59,177
Unearned premiums ceded	2,901	3,616
Notes receivable	15,919	19,330
Other assets	6,269	3,559
Total assets	$2,755,270	$2,722,753
Liabilities and equity
Liabilities
Securities sold, not yet purchased, at fair value	$950,076	$908,368
Financial contracts payable, at fair value	27,345	19,637
Due to prime brokers	249,728	326,488
Loss and loss adjustment expense reserves	301,859	356,470
Unearned premium reserves	207,726	188,185
Reinsurance balances payable	35,307	35,292
Funds withheld	10,184	17,415
Other liabilities	9,906	10,488
Performance compensation payable to related party	21,923	—
Total liabilities	1,814,054	1,862,343
Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 30,617,161 (2012: 30,447,179): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,949 (2012: 6,254,949))	3,687	3,670
Additional paid-in capital	494,509	492,469
Retained earnings	410,802	325,569
Shareholders’ equity attributable to shareholders	908,998	821,708
Non-controlling interest in joint venture	32,218	38,702
Total equity	941,216	860,410
Total liabilities and equity	$2,755,270	$2,722,753

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the three and six months ended June 30, 2013 and 2012
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended June 30		Six months ended June 30
	2013	2012	2013	2012
Revenues
Gross premiums written	$135,198	$83,986	$262,162	$236,206
Gross premiums ceded	(2,514)	4,602	1,464	(6,393)
Net premiums written	132,684	88,588	263,626	229,813
Change in net unearned premium reserves	316	41,426	(21,155)	1,789
Net premiums earned	133,000	130,014	242,471	231,602
Net investment income (loss)	24,247	(36,896)	85,386	34,711
Other income (expense), net	(488)	(236)	(100)	(448)
Total revenues	156,759	92,882	327,757	265,865
Expenses
Loss and loss adjustment expenses incurred, net	78,345	87,337	144,623	150,644
Acquisition costs, net	42,936	37,905	84,232	73,930
General and administrative expenses	5,943	4,359	9,703	8,982
Total expenses	127,224	129,601	238,558	233,556
Income (loss) before income tax expense	29,535	(36,719)	89,199	32,309
Income tax benefit (expense)	(142)	201	(450)	(62)
Net income (loss) including non-controlling interest	29,393	(36,518)	88,749	32,247
Income (loss) attributable to non-controlling interest in joint venture	(893)	449	(3,516)	(3,183)
Net income (loss)	$28,500	$(36,069)	$85,233	$29,064
Earnings (loss) per share
Basic	$0.77	$(0.98)	$2.32	$0.80
Diluted	$0.76	$(0.98)	$2.27	$0.78
Weighted average number of ordinary shares used in the determination of earnings (loss) per share
Basic	36,830,046	36,660,267	36,780,438	36,605,610
Diluted	37,537,500	36,660,267	37,481,162	37,338,484

The following table provides the ratios for the six months ended June 30, 2013 and 2012:

	Six months ended June 30			Six months ended June 30
		2013			2012
	Frequency	Severity	Total	Frequency	Severity	Total

Loss ratio	65.4%	(144.2)%	59.6%	67.5%	7.9%	65.0%
Acquisition cost ratio	35.2%	19.6%	34.7%	32.6%	15.9%	31.9%
Composite ratio	100.6%	(124.6)%	94.3%	100.1%	23.8%	96.9%
Internal expense ratio			3.3%			3.0%
Corporate expense ratio			0.7%			0.9%
Combined ratio			98.3%			100.8%